                                                                     Exhibit 5.1

                              QUADRAX CORPORATION
                             300 HIGH POINT AVENUE
                              PORTSMOUTH, RI 02871


Timothy P. MacDonald
General Counsel

July 31, 1995

Quadrax Corporation
300 High Point Avenue
Portsmouth, RI 02871

      Registration Statement on Form S-8
      ----------------------------------

Gentlemen:

I am general counsel to Quadrax Corporation, a Delaware corporation (the "Company"). This opinion is being delivered in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to 581,949 shares of the Company's common stock, par value $.000009 per share (the "Common Stock"), to be issued pursuant to the Quadrax Corporation 1993 Stock Plan (the "Plan").

In connection with this opinion, I have examined the Company's Certificate of Incorporation, as amended, the bylaws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Plan and such other instruments and documents as I have deemed relevant under the circumstances.

In making the aforesaid examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I express no opinion as to any laws other than the corporation laws of the State of Delaware.

Based upon and subject to the foregoing, I am of the opinion that the Common Stock which will be issued under the Plan has been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable.

I hereby consent to the reference to me in the Registration Statement under the caption "Legal Matters" and to the use of my opinion as herein set forth as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,


/s/ Timothy P. MacDonald



                                      -24-